UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 29, 2010

AXCAN INTERMEDIATE HOLDINGS INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-153896	74-3249870
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

22 Inverness Center Parkway
Suite 310
Birmingham, AL 35242
(Address of Principal Executive Offices, Including Zip Code)

(205) 991-8085
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

24535153_1.DOC

Item 8.01 Other Events

Expiration of FDA deadline for exercise of enforcement discretion with respect to Pancreatic Enzyme Products (PEPs)

As previously disclosed, existing products to treat exocrine pancreatic insufficiency have been marketed in the U.S. since before the passage of the Federal Food, Drug, and Cosmetic Act, or FDCA, in 1938 and, consequently, companies have historically marketed Pancreatic Enzyme Products, or PEPs that have not been approved by the Food and Drug Administration, or FDA, including ULTRASE® MT and VIOKASE®. In 1995, the FDA, issued a final rule requiring that these PEPs be marketed by prescription only, and, in April 2004, the FDA mandated that all manufacturers of exocrine pancreatic insufficiency drug products file an NDA and receive approval for their products by April 2008 or be subject to regulatory action. In October 2007, the FDA published a notice in the Federal Register extending the deadline within which to obtain marketing approval for exocrine pancreatic insufficiency drug products until April 28, 2010 for those companies that (a) were marketing unapproved pancreatic enzyme products as of April 28, 2004; (b) submitted NDAs on or before April 28, 2009; and (c) that continue diligent pursuit of regulatory approval.

On April 12, 2010, the FDA issued a press release concerning its approval of an additional PEP and also posted on its website questions and answers for healthcare professionals and the public regarding the use of approved PEPs and the implications for PEP products that are not approved by April 28, 2010. In its communication, the FDA confirmed that following April 28, 2010, marketers of unapproved PEPs must suspend distributing unapproved PEP products. The FDA stated that, after this date, the unapproved products may still be available on pharmacy shelves for a short time until stock is depleted.

In this communication, the FDA also stated that it will continue to review NDAs that have been submitted by manufacturers of unapproved PEPs, and will approve additional PEPs even after the April 28, 2010 deadline has passed, if they meet the required safety, effectiveness, and product quality standards.

As previously disclosed, we completed the submission of our NDA for ULTRASE® MT and, in the fourth quarter of fiscal 2008, received a first complete response letter (formerly known as an “approvable letter’’ prior to recent amendments of the Food Drug and Cosmetics Act, or FDCA) citing only certain chemistry, manufacturing and control data, or CMC, work requirements to which we responded. Further to the filing of our response, we received a second complete response letter in the fourth quarter of fiscal 2009, again citing certain CMC work the FDA requested we complete in order to obtain approval. This request was addressed in a complete response letter we prepared in collaboration with our manufacturing partners and filed with the FDA. The submission of our rolling NDA for VIOKASE® was completed in the first quarter of fiscal 2010.  At the time we completed this submission we requested a priority review and the FDA advised us in the second quarter of fiscal 2010 that it would not grant a priority review of this NDA.

The Prescription Drug User Fee Act, or PDUFA date, for ULTRASE® MT  is May 5th, 2010, and the PDUFA date for VIOKASE® is August  30,  2010.

While we and the manufacturer of the active pharmaceutical ingredient of ULTRASE® MT and VIOKASE® are in ongoing discussions with the FDA to address the remaining open issues identified by the FDA, because we have not received FDA approval of the NDAs we submitted for both ULTRASE® MT and VIOKASE®, we have taken steps to cease the distribution of both these product lines, effective April 28, 2010.

These developments could have a material adverse effect on, among other things, our financial condition, and we will assess the impact of these developments on our financial condition in our filing on Form 10-Q for the quarterly period ended March 31, 2010.

24535153_1.DOC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2010
AXCAN INTERMEDIATE HOLDINGS INC.
By:	/s/
Steve Gannon
Senior Vice President, Finance, Chief
Financial Officer and Treasurer

24535153_1.DOC